                                                                     Exhibit 10i
                                   DIRECTORS'


                                DEFERRED FEE PLAN


                                       OF


                  TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI

                  TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI



                                TABLE OF CONTENTS



Article                               Subject                               Page
-------                               -------                               ----


   I                     Definitions and Construction                        1

  II                     Eligibility and Participation                       3

 III                     Death Benefit                                       4

  IV                     Retirement Benefit                                  6

   V                     Beneficiary                                         7

  VI                     Leave of Absence                                    7

 VII                     Source of Benefits                                  8

VIII                     Termination of Relationship                         9

  IX                     Termination of Participation                        9

   X                     Termination, Amendment, Modification,
                           or Supplement of Plan                              9

  XI                     Other Benefits and Agreements                      10

 XII                     Restrictions on Alienation of Benefits             10

XIII                     Administration of this Plan                        11

 XIV                     Named Fiduciary and Claims Procedure               12

  XV                     Adoption of Plan by Subsidiary,
                           Affiliated or Associated Companies               14

 XVI                     Miscellaneous                                      14

                         Plan Agreement                                     I-1

1/99

                                   DIRECTORS'

                                DEFERRED FEE PLAN

                                       OF

                  TRUSTMARK NATIONAL BANK, JACKSON, MISSISSIPPI


                           PURPOSE AND EFFECTIVE DATE

         The purpose of the Directors' Deferred Fee Plan of Trustmark National Bank, Jackson, Mississippi is to provide specified benefits to Directors who contribute materially to the continued growth, development and future business success of Trustmark National Bank, Jackson, Mississippi. It is the intention of Trustmark National Bank, Jackson, Mississippi that this program and the individual plans established hereunder be administered as unfunded welfare benefit plans established for Directors of the Bank. The effective date of this Plan is February 12, 1985, amended and restated as of February 12, 1986, and is further amended and hereby restated as of January 1, 1999.

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1 Definitions. For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context:

         (a) "Beneficiary" shall mean the person, persons or estate of a Participant, entitled to receive any benefits subsequent to the death of a Participant under a Plan Agreement entered into in accordance with the terms of this Plan.

         (b)      "Beneficiary  Designation"  shall  mean  the  form of  written
                  agreement,   attached   hereto  as  Annex  II,  by  which  the
                  Participant names the Beneficiary(ies) of the Plan.

         (c) "Board of Directors" shall mean the Board of Directors of Trustmark National Bank, Jackson, Mississippi unless otherwise indicated or the context otherwise requires.

         (d) "Committee" shall mean the Compensation Committee of the Board of Directors appointed to manage and administer the Plan and individual Plan Agreements in accordance with the provisions of Article XIII hereof.

         (e) "Bank" shall mean Trustmark National Bank, Jackson, Mississippi and any Subsidiary that duly adopts the Plan as provided in Article XV hereof. Where the context dictates, the term "Bank" as used herein refers to the particular Bank that has entered into a Plan Agreement with a particular Participant.

         (f) "Benefit Level" shall mean that level of Benefits (Death and Retirement) which is made available by the Bank to the Participant for computation of Retirement and Death Benefits pursuant to the terms and conditions of the Plan.

                  "Participant's Benefit Level" shall mean that portion of the Benefit Level which the Participant chooses as a basis for computation of Death and Retirement Benefits pursuant to the terms and conditions of the Plan.

         (g) "Director" shall mean any person who is associated as a Director or Advisory Director with the Bank or one of its Subsidiaries.

         (h)      "Normal   Retirement   Date"   shall  be  March  1   following
                  Participant's sixty-fifth (65th) birthday.

         (i) "Participant" shall mean a Director who is selected and elects to participate in the Plan through the execution of a Plan Agreement in accordance with the provisions of Article II.

         (j)      "Plan"  shall  mean  the  Directors'   Deferred  Fee  Plan  of
                  Trustmark National Bank, Jackson, Mississippi as amended from time to time.

         (k) "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex I, which is entered into from time to time by and between the Bank and a Director selected to become a Participant as a condition to participation in the Plan. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement.

         (l) "Retirement" and "Retire" shall mean severance of relationship with the Bank at or after the attainment of his or her Normal Retirement Date.

         (m)      "Disability"  or "Disabled",  as used herein,  means permanent
                  and/or  total   Disability  of  the  person  referred  to,  as
                  determined by the Committee in its sole discretion.

         (n) "Election to Participate" shall mean the form of written agreement that will be executed and entered into between a Participant and the Bank specifying the amount of annual compensation to be deferred immediately following the date of execution of said "Election to Participate" and continuing thereafter under the terms of the Plan.

         (o)      "Change  in  Control"   shall  mean  a  Buyout,   Merger,   or
                  Substantial Change in Ownership.

         (p) "Buyout" shall mean a transaction or series of related transactions by which the Bank or Holding Company is sold, either through the sale of a Controlling Interest in the Bank's or Holding Company's voting stock or through the sale of substantially all of the Bank's or Holding Company's assets, to a party not having a Controlling Interest in the Bank's or Holding Company's voting stock.

         (q) "Merger" shall mean a transaction or series of transactions wherein the Bank or Holding Company is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Bank's or Holding Company's voting stock own less than a Controlling Interest in the voting stock of the combined entity.

         (r) "Substantial Change in Ownership" shall mean a transaction or series of transactions in which a Controlling Interest in the Bank or Holding Company is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Bank or Holding Company. The above shall not apply to stock purchased by any tax-qualified employee stock ownership plan or other such type of benefit plan sponsored by the Bank or any company affiliated with the Bank.

         (s) "Controlling Interest" shall mean ownership, either directly or indirectly, of more than twenty percent (20%) of the Bank's or Holding Company's voting stock.

         (t) "Subsidiary" shall mean any business organization in which Trustmark National Bank, Jackson, Mississippi, directly or indirectly, owns an interest, excluding ownership interests Trustmark National Bank, Jackson, Mississippi may hold in their fiduciary capacities as trustee or otherwise, and any other business organization that the Board of Directors designates as a Subsidiary for purposes of this Plan.

         (u)      "Holding Company " shall mean Trustmark Corporation.

1.2 Construction. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof", "herein," "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. In order to be eligible for participation in the Plan, a Director must be selected by the Committee in the year preceding the year in which the Director is eligible to participate and in each succeeding year thereafter as hereinafter provided. The Committee, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan.

2.2 Participation. After being selected by the Committee to participate in this Plan, a Director shall, as a condition precedent to participation herein, complete and return to the Committee a duly executed Plan Agreement and Election to Participate electing to participate herein and agreeing to the terms and conditions thereof, and by the execution of such Plan Agreement and Election to Participate a Participant shall agree that all amounts deferred thereby shall be irrevocably deferred and that in lieu thereof the Participant shall be entitled solely to the benefits provided under this Plan. Such Plan Agreement shall be completed and returned to the committee at the time specified thereby, and should be subsequent to December 31st of the year preceding the year to which the Plan Agreement relates.

2.3 Participation during a Period of Disability. In the event that a Participant is Disabled and is incapable of executing a Plan Agreement for the forthcoming year, such Participant's Plan Agreement for the year in which the Participant became disabled shall remain in force and effect for purposes of benefits under Article III and IV and payments under Article VI, until such time as Participant executed a new Plan Agreement.

                                   ARTICLE III

                                  DEATH BENEFIT

3.1 Amount and Payment of Death Benefit. If a Participant dies before Retirement and the Plan is in effect at that time, the Bank will pay or cause to be paid a Death Benefit to such Participant's Beneficiary. The said Death Benefit shall be one hundred percent (100%) of the Participant's Benefit Level as set forth in the Plan Agreement paid monthly for the next one hundred and twenty (120) months. Such payments shall commence effective the first day of the month following the date of death.

         Notwithstanding the immediately preceding paragraph of this Section 3.1, the Bank will pay or cause to be paid the Death Benefit specified therein only if:

         (a) At the time of the Participant's death prior to attaining his or her Normal Retirement Date:

                  (i) Such Participant was a Director and had not Retired, or was totally Disabled or on authorized leave of absence, and all deferrals and payments required to be made by such Participant under Sections 3.2 et. seq. have been made, or

                  (ii)   Such   required   deferrals  or  payments  were  waived
                         pursuant to Section 3.5 because of such Participant's total Disability;

         (b) The Participant's Plan Agreement had been kept in force throughout the period commencing on the date of such Plan Agreement and ending on the date of his or her death; and

         (c) The Participant's death was due to causes other than suicide within two (2) years of the date of his or her original Plan Agreement or within two (2) years of the date of any amendment to his or her Plan Agreement or any subsequent Plan Agreement resulting from additional benefits granted because of an increase in the Participant's Benefit Level; but the Participant's suicide shall relieve the Bank only of its obligation to pay that portion of the Death Benefit that was granted within two (2) years prior to the date of such suicide.

         (d) The Participant's death is determined not to be from a bodily or mental cause or causes, information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by the Bank to furnish evidence of good health upon the Participant's enrolling in the Plan or upon an application for an increase in benefits because of an increase in Participant's Benefit Level.

         (e) Proof of death in such form as determined acceptable by the Committee is furnished.

3.2 Amount of Participant Deferral and Payments. In consideration for the Death Benefit selected in Participant's Plan Agreements, each Participant shall defer an amount of his or her compensation in such amounts and at such times as shall be determined by the Committee and as specified in his or her Election to Participate, and the Committee may change the amount of such deferral. If a Participant is authorized to take a leave of absence from his or her relationship or, subject to the provisions of Section 3.5, is Disabled, the Participant shall be required to make payments to the Bank in accordance with Article VI in order to maintain his or her Plan Agreement in force. A Participant's obligation to defer an amount of his or her compensation in accordance with this Section 3.2 or to make the payments required by Article VI shall be stated in his or her Plan Agreement and Election to Participate, shall commence on the date his or her Plan Agreement becomes effective, and shall continue thereafter during the term of his or her Plan Agreement or until the earlier of such Participant's death or attainment of his or her Normal Retirement Date. A Participant shall have the right to increase or decrease the amount of his or her deferral initially selected by him by amending his or her Plan Agreement and Election to Participate in accordance with the rules adopted by the Committee for this purpose.

3.3 Time and Manner of Deferring or Making Payments. A Participant shall, in his or her Plan Agreement and Election to Participate, authorize the Bank to defer an amount of such Participant's compensation equal to the amount specified pursuant to Section 3.2. A Participant who is on authorized leave of absence or is Disabled and who is required to make the payments required in Article VI shall make such payments at such time and in such manner as the Bank shall provide; provided, however, that the Participant shall not continue to make such payments during any period in which a portion of his or her compensation is being deferred or such payments have been waived pursuant to Section 3.5.

3.4 Participant Deferrals and Payments - Use and Forfeitability. The amount of each Participant's compensation deferred pursuant to Sections 3.2 and 3.3 shall be and remain solely the property of the Bank and the amount collected by the Bank pursuant to Sections 3.2 and 3.3 from each Participant who is on an authorized leave of absence or Disabled shall be and become solely the property of the Bank, and a Participant shall have no right thereto, nor shall the Bank be obligated to use such amounts in any specific manner. Except as provided in Article IV, if a Participant's death occurs under circumstances other than those specified in Section 3.1, no benefit shall be payable hereunder or under his or her Plan Agreement to his or her Beneficiary or any other person or entity on his or her behalf, and any payments made by such Participant under Sections 3.2 and 3.3 shall be forfeited.

3.5 Waiver of Participant Deferral or Payments. If a Participant becomes totally Disabled before attaining his or her Normal Retirement Date, if such total Disability continues for more than three (3) months, and the Disability benefit specified in paragraph 4 of the Participant's Plan Agreement is in effect, such Participant may not be required to defer a portion of his or her compensation pursuant to Sections 3.2 and 3.3 or make the payments provided for in Sections 3.2 and 3.3, commencing with the fourth (4th) month following the date of such total Disability and continuing thereafter for as long as such total Disability continues.

         The Bank may waive such required deferral or payments only if:

         (a) Such Disability was not either intentionally self-inflicted or caused by illegal or criminal acts of the Participant;

         (b) The Participant was a Director at the time he or she became totally Disabled (or was then on authorized leave of absence) and had made all payments required hereunder;

         (c) The Participant's Plan Agreement has been kept in force until the time of such total Disability and;

         (d)      The Committee approves the waiver of such fee.

         If a Participant dies prior to Retirement and while the waiver described in this Section 3.5 is in effect, the death benefit provided in this Article III shall be paid. If a Participant Retires, the
         Retirement Benefit provided in Article IV shall be paid. The determination of what constitutes total Disability and the removal thereof for purposes of the Article III, shall be made by the Committee, in its sole and absolute discretion, and such determination shall be conclusive.

                                   ARTICLE IV

                               RETIREMENT BENEFIT

4.1 Normal Retirement. If a Participant has remained a Director until his or her Normal Retirement Date and shall then Retire, and if the Plan and his or her Plan Agreement have been kept in force, the Bank shall pay or cause to be paid to such Participant, as a Retirement Benefit (herein so called), the amount per month specified in his or her Plan Agreement as a Retirement Benefit. Payment of such monthly amount shall commence on the Participant's Normal Retirement Date and shall continue for the life of the Participant. If such Participant shall die before receiving three hundred (300) monthly payments, the Retirement Benefit will be continued to the Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of the three hundred (300) monthly payments has been paid.

4.2 Retirement After Normal Retirement Date. A Participant who continues as a Director with the Bank after his or her Normal Retirement Date may remain a Participant in the Plan with the consent of the Committee. Upon Retirement such a Participant shall be entitled to the benefits provided in Section 4.7 hereof. The monthly payments provided for in
         Section 4.7 hereof shall commence on the date the Participant Retires.

4.3 Post Retirement Death Benefit. If a Participant dies after Retirement but before the applicable Retirement Benefit is paid in full, the unpaid Retirement Benefit payments to which such Participant is entitled shall continue and be paid to that Participant's Beneficiary. Such payments shall be made in accordance with the payment schedule to that Participant pursuant to Sections 4.1 and 4.2 of the Plan.

4.4 Exclusivity of Post Retirement Death Benefit. No Death Benefit as defined in Article III shall be paid to the Beneficiary of a Participant who dies after retirement.

4.5 Accrual of Retirement Benefit. A Participant who ceases to be a Director before completion of one (1) continuous full year of participation in the Plan, except as a result of death, retirement, or total Disability within the meaning of Section 3.5, shall not be entitled to any benefits hereunder and the Bank shall have no obligation hereunder to such Participant.

4.6 Deferred Termination Benefit. A Participant who ceases to be a Director after the completion of one (1) full year of participation in the Plan shall receive a portion of his or her monthly Retirement Benefit upon the earlier of (i) the Participant's death or (ii) attainment of his or her Normal Retirement Date. Said portion shall be the monthly amount of the Retirement Benefit set forth in the Participant's Plan Agreement multiplied by a fraction, the numerator of which is the number of whole years said Director was a Participant in the Plan and the denominator of which is the number of whole years between such Participant's age at entry into the Plan and the Participant's age at his or her Normal Retirement Date. If the Participant's benefits have been increased since the Participant's initial entry into this Plan, or successor or predecessor plans, the reduced monthly Retirement Benefit shall be determined by reducing each incremental benefit increase in accordance with the formula. The resulting reduced monthly amount shall be the only benefit to which such Participant is entitled. The reduced monthly amount will be payable for life at the attainment of the Participant's Normal Retirement Date and shall be continued to Participant's Beneficiary as set forth in the Beneficiary Designation until a total of three hundred (300) monthly payments including those paid to Participant have been made. In the event the Participant dies before attaining his or her Normal Retirement Date, the reduced monthly amount will be payable to Participant's Beneficiary as set forth in the Beneficiary Designation. Such payments shall commence at the attainment of what would have been the Participant's Normal Retirement Date and shall be payable for three hundred (300) months.

4.7 Benefit at Retirement After Attainment of Normal Retirement Date. If a Participant's relationship as a Director is continued beyond his or her Normal Retirement Date, the Committee, and only the Committee, will specify the amount of the Participant's Retirement Benefit, which shall be evidenced by a new Plan Agreement to be executed by the Participant.

                                    ARTICLE V

                                   BENEFICIARY

         A Participant shall designate his or her Beneficiary to receive benefits under the Plan and his or her Plan Agreement by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation. The Beneficiary Designation must be approved in writing by the Bank; however, upon the Bank's acknowledgment of approval, the effective date of the Beneficiary Designation shall be the date it was executed by the Participant. If the Bank has any doubt as to the proper Beneficiary to receive payments hereunder, it shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the Bank in good faith and in accordance with the provisions of this Plan and a Participant's Plan Agreement and Beneficiary Designation shall fully discharge the Bank from all further obligations with respect to such payment.

                                   ARTICLE VI

                                LEAVE OF ABSENCE

6.1 Required Payments. If a Participant is authorized by the Bank for any reason, including military, medical or other, to take a leave of absence, such Participant shall be required to make payments in order to maintain his or her Plan Agreement in force. Such required payments shall be an amount equal to the amount of the Participant's compensation that is to be deferred under the terms of his or her Plan Agreement and Election to Participate. A Participant required to make payments under this Section 6.1 shall continue making such required payments until the earlier of (i) the date he or she returns to his or her duties following a leave of absence, (ii) the date such payments are waived pursuant to Section 3.5, or (iii) the effective date that he or she enters into a new Plan Agreement and Election to Participate. If a Participant's payments are waived pursuant to Section 3.5 and subsequently the Participant returns to his or her duties, he or she shall be required to resume deferring his or her compensation, in the amount specified above, to the Bank until he or she executes a new Plan Agreement, in order to maintain his or her Plan Agreement in force in accordance with Section 2.3.

6.2      Failure to Make Required Payments. Failure to make payments required by
         Section 6.1 shall cause Participant's Plan Agreement to terminate without the necessity of any notice from either party to the other. From and after such termination, except as provided in Section 4.6 hereof, neither party shall have any further obligation to the other party under this Plan or such Plan Agreement.

                                   ARTICLE VII

                               SOURCE OF BENEFITS

7.1 Benefits Payable from General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Bank, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Bank that may be looked to for such payment. The Bank's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between the Bank and a Participant.

7.2 Investments to Facilitate Payment of Benefits. Although the Bank is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Bank may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund. As a condition precedent to the Bank's obligation to provide any benefits, including incremental increases in benefits, under this Plan, the Participant shall, if so requested by the Bank, provide evidence of insurability at standard and other rates, in such amounts, and with such insurance carrier or carriers as the Bank may require, including the results and reports of previous Bank and other insurance carrier physical examinations, taking such additional physical examinations as the Bank may request, and taking any other action that the Bank may request. If a Participant is requested to and does not or cannot provide evidence of insurability as specified in the immediately preceding sentence, then the Bank shall have no further obligation to such Participant under this Plan, and such Participant's Plan Agreement shall terminate, except as to benefits previously granted. Notwithstanding the foregoing, if a Participant cannot provide evidence of insurability at standard rates or for the amounts initially contemplated in connection with his or her participation in the Plan, the Bank may, at its discretion, permit the Participant to participate herein for such benefits and upon such deferral of his or her compensation as the Bank may, in its sole discretion, deem appropriate.

         The Participant also understands and agrees that his or her participation, in any way, in the acquisition of any such insurance policy or any other general asset by the Bank shall not constitute a representation to the Participant, his designated recipient, or any person claiming through the Participant that any of them has a special or beneficial interest in such general asset.

7.3 Bank Obligation. The Bank shall have no obligation of any nature whatsoever to a Participant under this Plan or a Participant's Plan Agreement, except otherwise expressly provided herein and in such Plan Agreement.

7.4 Withholding of Information, Etc. If, in connection with a Participant's enrolling in or applying for incremental benefit increases under the Plan, the Bank requests the Participant to furnish evidence of insurability, the Participant dies, and it is determined that the Participant withheld, knowingly concealed, or knowingly provided false information about the bodily or mental condition or conditions that caused the Participant's death, the Bank shall have no obligation to provide the benefits contracted for on the basis of such withholding, concealment, or false information.

                                  ARTICLE VIII

                           TERMINATION OF RELATIONSHIP

         Neither this Plan nor a Participant's Plan Agreement, either singly or collectively, in any way obligate the Bank to continue the relationship of a Participant with the Bank nor does either limit the right of the Bank at any time and for any reason to terminate the Participant's relationship. Termination of a Participant's relationship with the Bank for any reason, whether by action of the Bank, shall immediately terminate his or her participation in this Plan and his or her Plan Agreement, and all further obligations of either party thereunder, except as may be provided in Section 4.6 and\or Section 10.3. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Bank and a Participant.

                                   ARTICLE IX

                          TERMINATION OF PARTICIPATION

9.1 Termination of Participation - General. A Participant reserves the right to terminate his or her participation in this Plan and his or her Plan Agreement at his or her election at any time by giving the Committee written notice of such termination not less than 30 days prior to an anniversary date of the date of execution of his or her Plan Agreement. A Participant's termination shall be effective as soon as administratively convenient after such anniversary date.

9.2 Rights After Termination of Participation. Participants who elect to terminate participation in the Plan after one (1) full year of participation but before eligibility for Retirement will be entitled to the same benefits as a Participant who ceases to be a Director as described in Section 4.6. Such Participants will not be entitled to a Death Benefit under Article III.

                                    ARTICLE X

                    TERMINATIONS, AMENDMENTS, MODIFICATION OR

                               SUPPLEMENT OF PLAN

10.1 Termination Amendment, Etc. The Bank reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, and from time to time, at any time. The Bank likewise reserves the right to terminate, amend, modify, or supplement any Plan Agreement, wholly or partially, from time to time. Such right to terminate, amend, modify, or supplement this Plan or any Plan Agreement shall be exercised for the Bank by the Committee; provided, however, that:

         (a) No action to terminate this Plan or a Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action; and

         (b) The Committee shall take no action to terminate this Plan or a Plan Agreement with respect to a Participant or his or her Beneficiary after the payment of any benefit has commenced in accordance with Article III or Article IV but has not been completed.

10.2 Rights and Obligations Upon Termination. Upon the termination of this Plan or any Plan Agreements, by either the Committee or a Participant in accordance with the provisions for such termination, neither this Plan nor the Plan Agreement shall be of any further force and effect, and no party shall have any further obligation under either this Plan or any Plan Agreement so terminated except as may be provided for in
         Section 4.6 and 10.3 or the preceding provisions of this Article X.

10.3 Rights and Obligations Upon Termination as Result of "Change of Control". In the event the Bank or Holding Company should undergo a Change of Control to another corporation, firm or person and within three (3) years of such Change of Control such corporation, firm or person takes action to terminate this Plan or a Participant in the Plan such Participant will, nevertheless, be entitled to a portion of his or her monthly Retirement Benefit upon the earlier of (i) the Participant's death or (ii) attainment of his or her Normal Retirement Date. Said portion shall be the monthly amount of the Retirement Benefit set forth in the Participant's Plan Agreement multiplied by a fraction, not to exceed one (1), the numerator of which is the number of whole years said Director was a Participant in the Plan plus five
         (5) additional years and the denominator of which is the number of whole years between such Participant's age at entry into the Plan and the Participant's age at his or her Normal Retirement Date. If the Participant's benefits have been increased since the Participant's initial entry into this Plan, or successor or predecessor plans, the reduced monthly Retirement Benefit shall be determined by reducing each incremental benefit increase in accordance with the formula. The resulting reduced monthly amount shall be the only benefit to which such Participant is entitled. The reduced monthly amount will be payable for life at the attainment of the Participant's Normal Retirement Date and shall be continued to Participant's Beneficiary as set forth in the Beneficiary Designation until a total of three hundred
         (300) monthly payments including those paid to Participant have been made. In the event the Participant dies before attaining his or her Normal Retirement Date, the reduced monthly amount will be payable to Participant's Beneficiary as set forth in the Beneficiary Designation. Such payments shall commence at the attainment of what would have been the Participant's Normal Retirement Date and shall be payable for three hundred (300) months.

                                   ARTICLE XI

                          OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and his or her Beneficiary hereunder and under such Participant's Plan Agreement are in addition to any other benefits available to such Participant under any other program or plan of the Bank for its Directors, and, except as may otherwise be expressly provided for, this Plan and Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other program or plan of the Bank or a Participant. Moreover, benefits under this Plan and Plan Agreements entered into hereunder shall not be considered compensation for the purpose of computing deferrals or benefits under any plan maintained by the Bank that is qualified under section 401 (a) of the Internal Revenue Code of 1954, as amended.

                                   ARTICLE XII

                     RESTRICTIONS ON ALIENATION OF BENEFITS

         No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder or under any Plan Agreement shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan or a Plan Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under any Plan Agreement, then such right or benefit shall, in the discretion of the Committee, terminate, and, in such event, the Committee shall hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

                                  ARTICLE XIII

                           ADMINISTRATION OF THIS PLAN

13.1 Appointment of Committee. The general administration of this Plan, and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors but any vacancies remaining unfilled for ninety days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify his or her acceptance by filing a written acceptance with the secretary of the Committee.

13.2 Committee Officials. The Board of Directors shall designate one of the members of the Committee as chairman and shall appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan and any Plan Agreements executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

13.3 Committee Action. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those members present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

13.4 Committee Rules and Powers - General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan, including Plan Agreements. The Committee shall have the exclusive right to determine
         (i) total Disability with respect to a Participant and (ii) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence that the Committee, in its sole and absolute discretion, may require. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Bank and all person having or claiming to have any right or interest in or under this Plan.

13.5 Reliance on Certificate, etc. The member of the Committee and the officers and directors of the Bank shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Bank.

13.6 Liability of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his or her own part, excepting only his or her own willful misconduct. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

13.7 Determination of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under this Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursements for such purposes.

13.8 Information to Committee. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of relationship, and such other pertinent facts as the Committee may require.

13.9 Manner and time of Payment of Benefits. The Committee shall have the power, in its sole and absolute discretion, to change the manner and time of payment of benefits to be made to a Participant or his or her Beneficiary from that set forth in the Participant's Plan Agreement if requested to do so by such Participant or Beneficiary.

                                   ARTICLE XIV

                      NAMED FIDUCIARY AND CLAIMS PROCEDURE

14.1 Named Fiduciary. The named Fiduciary of the Plan for purposes of the claims procedure under this Plan is the Chief Financial Officer.

14.2 Right to Change Named Fiduciary. The Bank shall have the right to change the Named Fiduciary created under this Plan. The Bank shall also have the right to change the address and telephone number of the Named Fiduciary. The Bank shall give the Participant written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

14.3 Procedure for Claims. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient, or any other person claiming through the Participant (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary.

14.4 Notification of Denial of Claim. If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable time period. This time period shall not exceed more than 90 days after the receipt of the claim by the Named Fiduciary.

14.5 Procedure if Claim Denied. The Named Fiduciary shall provide a written notice to every Claimant who is denied a claim for benefits under this Plan. The notice shall set forth the following information:

         (a)      the specific reasons for the denial;

         (b) the specific reference to pertinent plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)      appropriate   information   and   explanation  of  the  claims
                  procedure under this Agreement so to permit the Claimant to submit his claim for review.

14.6 Procedure for Appeal by Claimant. The claims procedure under this Plan shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Named Fiduciary.

         (a) The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within sixty (60) days after receipt by the Claimant of the written notice of denial.

         (b) The Claimant shall have the following rights under this appeal procedure:

                  (1)      to request a review upon   written application to the
                           Named Fiduciary;

                  (2) to review pertinent documents with regard to the Participant's benefit plan created under this Plan;

                  (3)      the right to submit issues and comments in writing;

                  (4) to request an extension of time to make a written submission of issues and comments; and

                  (5) to request that a hearing be held to consider Claimant's appeal.

14.7 Procedure for Decision to Review Appeal. The decision on the review of the denied claim shall promptly be made by the Named Fiduciary:

         (a) within sixty (60) days after the receipt of the request for review if no hearing is held; or

         (b) within one hundred and twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                  (1) If an extension of time is necessary in order to hold a hearing, the Named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension.

                  (2) The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Named Fiduciary believes may be important or useful to the Claimant in connection with the appeal.

14.8 Discretion of Fiduciary for Hearing. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Named Fiduciary, whether or not the Claimant requests such a hearing.

14.9 Procedure After Review. The Named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Section 14.7. This written decision on review shall contain the following information:

         (a)      the decision(s);

         (b)      the reasons for the decision(s); and

         (c) specific references to the Plan provisions of the Plan on which the decision(s) is/are based.

                                   ARTICLE XV

                         ADOPTION OF PLAN BY SUBSIDIARY,

                       AFFILIATED OR ASSOCIATED COMPANIES

         Any corporation that is a Subsidiary may, with the approval of the Board of Directors, adopt this Plan and thereby come within the definition of Bank in Article I hereof.

                                   ARTICLE XVI

                                  MISCELLANEOUS

16.1 Execution of Receipts and Releases. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan or Plan Agreement executed hereunder shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Bank. The Bank may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it may determine.

16.2 No Guarantee of Interests. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or become due to any person or entity under this Plan or any Plan Agreement executed hereunder. The liability of the Bank to make any payment under this Plan or any Plan Agreement executed hereunder is limited to the then available assets of the Bank.

16.3 Bank Records. Records of the Bank as to a Participant's relationship, termination of relationship and the reason therefor authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

16.4     Evidence.  Evidence  required  of anyone  under  this Plan and any Plan
         Agreement executed hereunder may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

16.5 Notice. Any notice which shall be or may be given under this Plan or a Plan Agreement executed hereunder shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at:

                  Trustmark National Bank, Jackson, Mississippi
                                     Box 291
                           Jackson, Mississippi 39205

         marked to the attention of the Secretary, Administrative Committee, Directors' Deferred Fee Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

16.6 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

16.7 Effect of Provisions. The provisions of this Plan and of any Plan Agreement executed hereunder shall be binding upon the Bank and its successors and assigns, and upon a Participant, his or her Beneficiary, assigns, heirs, executors, and administrators.

16.8 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof or any Plan Agreement executed hereunder.

16.9 Governing Law. All questions arising with respect to this Plan and any Plan Agreement executed hereunder shall be determined by reference to the laws of the State of Mississippi, as in effect at the time of their adoption and execution, respectively.